                                                               Exhibit (m)(7)(i)


                                    FORM OF

                        AMENDED AND RESTATED SCHEDULE A

                              WITH RESPECT TO THE

               AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

                                      FOR

                                ING MUTUAL FUNDS

                                 CLASS A SHARES

                                              MAXIMUM COMBINED
                                                 SERVICE AND
                                              DISTRIBUTION FEES
                                              -----------------
                                             (as a percentage of        LAST CONTINUED/
FUND                                      average daily net assets)    APPROVED BY BOARD        REAPPROVAL DATE
----                                                                   -----------------        ---------------
ING Emerging Countries Fund                         0.35%                July 11, 2002         September 1, 2003

ING International SmallCap Growth Fund              0.35%                July 11, 2002         September 1, 2003

ING Worldwide Growth Fund                           0.35%                July 11, 2002         September 1, 2003







ING Global Equity Dividend Fund*                    0.25%              February 25, 2003       September 1, 2004

ING Foreign Fund*                                   0.25%                May 29, 2003          September 1, 2004


* This Amended and Restated Schedule A to the Services and Distribution Plan will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.